EXHIBIT 10.16

                        SETTLEMENT AND LICENSE AGREEMENT


                  This agreement is made and entered into this 21st day of May, 1996, by and between DESA International, Inc., a Delaware corporation ("Licensor"), and Valor Limited ("Valor"), a corporation of the United Kingdom ("Licensee").

         WHEREAS, DESA owns the entire right, title and interest in and to the following U.S. Patent:

                  U.S. Patent No. 5,470,018 for an invention in a Thermostatically Controlled Gas Heater (the "'018 Patent").

                  WHEREAS, Valor has manufactured, used and sold or otherwise transferred in the United States, certain heaters designated as Valor Series 271 and 272 (collectively, the "Valor Heaters");

                  WHEREAS, there is pending in the United States District Court for the Western District of Kentucky, Bowling Green Division, a civil action captioned DESA International, Inc. v. Valor Limited, Civil Action No. 1:95 CV-171-R (the "District Court Action"), in which Licensor alleges that certain heaters manufactured and sold by Valor in the United States including Valor series 271 and 272, infringe the '018 Patent, and in which Licensee alleges that the '018 Patent is invalid and that none of its products infringe the '018 Patent;

                  WHEREAS, without admitting the allegations of the other, the parties hereto have agreed to settle the District Court Action and to enter into this Settlement and License Agreement;

                  NOW, THEREFORE, in consideration of the mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       LICENSE GRANT.

                  1.1 Grant. Licensor hereby grants to Licensee a non-exclusive, irrevocable license under the '018 Patent, and any and all reissues and reexaminations thereof, for the term of this Agreement, to make, have made, use, and sell, heaters having a plurality of independently operable heating elements, a thermostatically operative valve serving as the sole means for supplying gas to the heating elements, the thermostatically operative valve having a non-electrically operated temperature sensitive operating element, and a manual control for selecting one or more heating elements to be operated. The liquid propane gas and natural gas heaters sold as the Valor Series 271 and 272 are included by way of illustration and not by way of limitation, within the foregoing. All heaters included within the foregoing are referred to as "Licensed Heaters".

                  1.2 No sublicenses. Licensee shall not have the right to grant sublicenses hereunder.


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                                      -2-

                  2.       PAYMENTS.

                  2.1 Royalty. Licensee shall pay Licensor a royalty of four dollars ($4.00 U.S.) for each of the Licensed Heaters sold or in any other way transferred or disposed of within or from the United States during the three year period commencing January 1, 1996 and ending December 31, 1998. Licensee shall pay to Licensor the royalties due hereunder on a semi-annual basis throughout the three year period described above with payments due on or before each July 31 for the preceding period January through June, and on or before each January 31 for the preceding period July through December.

                  2.2 Royalty Report. Licensee shall provide confidential written reports to Licensor with each royalty payment required under Paragraph
2.1 hereof, stating in each such report the total of Licensed Heaters sold or otherwise transferred or disposed of during the preceding semi-annual period, and upon which royalty is payable. The first such report shall include all such licensed heaters sold or otherwise transferred or disposed of prior to the date of such report. Licensee shall retain invoices and other original records documenting the sales of Licensed Heaters for a period of three years, to facilitate any audit by Licensor.

                  2.3 Audit Rights.  Licensee agrees to keep records showing the sales of devices sold under this Settlement and License Agreement in sufficient detail to enable the royalties payable hereunder by Licensee to be determined, and further agrees to permit its books and records to be examined not more than twice per year during regular business hours at Licensee's offices or facilities, and only upon reasonable notice, to the extent necessary to verify the reports provided for in Paragraph 2.2. Such examination is to be made, at the expense of the Licensor, by an independent certified public accountant appointed by the Licensor who shall report to the Licensor only the amount of royalty payable for the period under audit and maintain the confidentiality of all information obtained or provided. In the event that the Licensor's audit indicates that Licensee has not fully complied with the terms of this Settlement and License Agreement, then Licensee shall pay to Licensor the full amount of any royalty owed within thirty (30) days of the accountant's report. If the audit shows an underpayment of royalties by an amount which exceeds the cost of the audit, then in addition to payment of any royalty owed, Licensee shall compensate Licensor in full for the cost of the audit in an amount not to exceed Five Thousand Dollars ($5,000).

                   2.4 It is understood and agreed that royalties and royalty reports under paragraphs 2.1 and 2.2 above shall not be due for Licensed Heaters manufactured or sold by Valor after December 31, 1998.

                  3.       RELEASES.

                  Each party for itself, and for its successors and assigns, hereby releases the other party and its past and present agents, employees, officers, directors, insurers and representatives from all claims or counterclaims arising out of or which could have been brought in the District Court Action including, without limitation, any claim for attorneys' fees, costs or expenses.




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                                      -3-

                 4.       TERM AND TERMINATION.

                  4.1 Term. This Agreement shall continue in full force and effect until the expiration of the '018 Patent, including any reissue or reexamination thereof, unless earlier terminated, in whole or in part, as provided for herein.

                   4.2 Termination. This Agreement may be terminated upon the occurrence of any of the following:

                  (a) If Licensee fails to pay royalties in accordance with the terms of this Agreement, or shall otherwise fail to comply with the terms of this Agreement, Licensor shall have the right to issue a Notice of Termination. If Licensee fails to pay all royalties in arrears, or otherwise fail to comply with the terms of this Agreement within the 30-day period following issuance of the Notice of Termination, Licensor shall have the right to terminate this
                           Agreement, in whole or in part, as it shall determine. The decision by Licensor not to terminate this Agreement, in whole or in part, shall not create a waiver of any of Licensor's rights hereunder, and shall not be used as a defense by Licensee to any subsequent claim of noncompliance or infringement made by Licensor.

                  (b) Licensor has the right to terminate this Agreement, in whole or in part, as it shall determine, if Licensee becomes insolvent, or if Licensee makes any assignment for the benefit of creditors.

                  (c) Regardless of the cause of termination, no termination of this Agreement shall relieve Licensee of its obligation to pay to Licensor all royalties accrued or due up to the time of termination.

                  5.       DISPOSITION OF DISTRICT COURT ACTION.

                  The parties hereto, through their respective counsel, shall execute and file a Stipulation and Order of Dismissal substantially of the form attached hereto as Exhibit A, and otherwise use best efforts to have the District Court Action dismissed.

                  6.       MISCELLANEOUS.

                  6.1 Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee, integrates any and all prior understandings and agreements, and may not be altered or amended except by a written agreement signed by both of the parties.

                  6.2  Choice  of  Law.  This  Agreement   shall  be  construed,
interpreted and applied in accordance with the laws of the State of Kentucky.

                  6.3 Assignment. This Settlement and License Agreement is made for the sole benefit of and is binding upon the parties hereto, and it shall not be assignable by Licensee.



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                                      -4-

                  6.4 Notices. All demands and notices under this Agreement shall be served by first class certified mail, return receipt requested, as follows:

                  Licensor:         DESA International, Inc.
                                    2701 Industrial Drive, P.O. Box 900004
                                    Bowling Green, Kentucky  42102-9004
                                    Attention: Terry Scariot

                  Licensee:         Valor Limited
                                    Wood Lane
                                    Erdington, Birmingham
                                    B24 9QP
                                    United Kingdom
                                    Attention:  Graham Leeke
                                                 Managing Director

                  6.5 Each Provision Valid. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law to the fullest extent possible. In the event that any provision of this Agreement shall itself or in connection with any other provision be found invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be construed and interpreted as if each invalid or unenforceable provision were never a part hereof in order to effect the purposes of this Agreement and the intentions of the parties hereto.

                  6.6 Originals. Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  6.7 Publicity. No public statement respecting the terms or circumstances of this Settlement and License Agreement shall be made by either party. Each of the parties shall brief its staff that there shall be no public statement made to anyone, including but not limited to customers and/or competitors regarding the terms and circumstances of this Settlement and License Agreement. Further, each of the parties shall brief its staff and employees internally that the terms and circumstances of the Settlement and License Agreement are that "the two companies have reached a mutually satisfactory agreement on the use by Valor of DESA's Infrastat Patent."

                  6.8 Time. The parties agree that time is of the essence with respect to performance of obligations under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.

                                     DESA INTERNATIONAL, INC.

                                     By:________________________________
                                     Its:_______________________________
                                     Dated:_____________________________


                                     VALOR LIMITED

                                     By:________________________________
                                     Its:_______________________________
                                     Dated:_____________________________